Exhibit 99.1

NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

July 21, 2017, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2017 of $147,877,000, or $35.19 per diluted share.  Net income and diluted earnings per share for the second quarter ended June 30, 2017 increased 61% and 60%, respectively, when compared to the 2016 second quarter net income of $91,676,000, or $22.01 per diluted share.  Consolidated revenues for the second quarter of 2017 totaled $1,544,492,000, an 11% increase from $1,388,183,000 in the second quarter of 2016.

For the six months ended June 30, 2017, consolidated revenues were $2,821,584,000, an 11% increase from $2,532,209,000 reported for the same period of 2016.  Net income for the six months ended June 30, 2017 was $250,800,000, an increase of 60% when compared to the six months ended June 30, 2016.  Diluted earnings per share for the six months ended June 30, 2017 was $60.36, an increase of 60% from $37.82 per diluted share for the comparable period of 2016.

Homebuilding

New orders in the second quarter of 2017 increased 8% to 4,678 units, when compared to 4,324 units in the second quarter of 2016. The average sales price of new orders in the second quarter of 2017 was $377,000, a decrease of 2% when compared with the second quarter of 2016.  The decrease in the average sales price of new orders is primarily attributable to a shift in new orders from higher priced markets to lower priced markets.  Settlements increased in the second quarter of 2017 to 3,917 units, 9% higher than the second quarter of 2016. The Company’s backlog of homes sold but not settled as of June 30, 2017 increased on a unit basis by 9% to 8,813 units and increased on a dollar basis by 10% to $3,444,964,000 when compared to June 30, 2016.

Homebuilding revenues in the second quarter of 2017 totaled $1,512,714,000, 11% higher than the year earlier period. Gross profit margin in the second quarter of 2017 increased to 19.5%, compared to 17.3% in the second quarter of 2016.  Gross profit margin was favorably impacted by modest improvement in pricing combined with moderating construction costs.  Income before tax from the homebuilding segment totaled $191,337,000 in the second quarter of 2017, an increase of 45% when compared to the second quarter of 2016.

Mortgage Banking

Mortgage closed loan production in the second quarter of 2017 totaled $1,041,613,000, an increase of 11% when compared to the second quarter of 2016. Income before tax from the mortgage banking segment for the second quarter of 2017 was $17,631,000, compared to $13,192,000 for the second quarter of 2016.

Income Taxes

Net income and diluted earnings per share were favorably impacted by the reduction in the Company’s effective tax rate for the three and six months ended June 30, 2017 to 29.2% and 26.5%, respectively, compared to 36.7% for both the three and six months ended June 30, 2016.  The reduction in the effective tax rate was primarily due to the Company’s January 1, 2017 adoption of Accounting Standard Update 2016-09, which resulted in the Company recognizing an income tax benefit of $16,464,000 and $36,364,000 related to excess tax benefits from stock option exercises during the three and six months ended June 30, 2017, respectively.  For the three and six months ended June 30, 2016, the excess tax benefits of $2,394,000 and $8,678,000, respectively, were recorded to additional paid-in capital within shareholders’ equity on the consolidated balance sheet.  Excluding the impact of the excess tax benefits recognized during the three and six months ended June 30, 2017, the effective tax rate would have been 37.1% for both periods.  Additionally, the excess tax benefits recognized during the three and six months ended June 30, 2017 favorably impacted diluted earnings per share by $3.92 and $8.75 per share, respectively.

About NVR

NVR, Inc. operates in two business segments:  homebuilding and mortgage banking.  The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in twenty-nine metropolitan areas in fourteen states and Washington, D.C.  For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology.  All statements other than of historical facts are forward-looking statements.  Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control.  NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Homebuilding:
Revenues	$1,512,714	$1,361,741	$2,760,301	$2,483,245
Other income	1,447	753	2,549	1,520
Cost of sales	(1,218,083)	(1,126,369)	(2,244,100)	(2,052,129)
Selling, general and administrative	(99,100)	(100,043)	(199,004)	(198,058)
Operating income	196,978	136,082	319,746	234,578
Interest expense	(5,641)	(4,554)	(11,219)	(9,396)
Homebuilding income	191,337	131,528	308,527	225,182

Mortgage Banking:
Mortgage banking fees	31,778	26,442	61,283	48,964
Interest income	1,554	1,437	3,215	3,111
Other income	506	409	815	667
General and administrative	(15,934)	(14,836)	(32,180)	(29,386)
Interest expense	(273)	(260)	(531)	(506)
Mortgage banking income	17,631	13,192	32,602	22,850

Income before taxes	208,968	144,720	341,129	248,032
Income tax expense	(61,091)	(53,044)	(90,329)	(91,053)

Net income	$147,877	$91,676	$250,800	$156,979

Basic earnings per share	$39.46	$23.51	$67.30	$40.34

Diluted earnings per share	$35.19	$22.01	$60.36	$37.82

Basic weighted average shares outstanding	3,748	3,900	3,726	3,892

Diluted weighted average shares outstanding	4,202	4,165	4,155	4,151

NVR, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Homebuilding:
Cash and cash equivalents	$518,482	$375,748
Restricted cash	15,963	17,561
Receivables	22,110	18,937
Inventory:
Lots and housing units, covered under sales agreements with customers	1,155,047	883,868
Unsold lots and housing units	147,195	145,065
Land under development	46,685	46,999
Building materials and other	16,024	16,168
	1,364,951	1,092,100

Assets related to consolidated variable interest entity	1,243	1,251
Contract land deposits, net	358,405	379,844
Property, plant and equipment, net	43,995	45,915
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	1,908	2,599
Other assets	265,539	257,811
	2,634,176	2,233,346

Mortgage Banking:
Cash and cash equivalents	9,632	19,657
Restricted cash	2,900	1,857
Mortgage loans held for sale, net	241,398	351,958
Property and equipment, net	5,530	4,903
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	17,104	24,875
	283,911	410,597
Total assets	$2,918,087	$2,643,943

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$271,899	$251,212
Accrued expenses and other liabilities	317,168	336,318
Liabilities related to consolidated variable interest entity	874	882
Customer deposits	165,684	122,236
Senior notes	596,760	596,455
	1,352,385	1,307,103
Mortgage Banking:
Accounts payable and other liabilities	29,925	32,399
	29,925	32,399
Total liabilities	1,382,310	1,339,502

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2017 and December 31, 2016	206	206
Additional paid-in capital	1,607,958	1,515,828
Deferred compensation trust – 108,636 and 108,640 shares of NVR, Inc. common stock as of June 30, 2017 and December 31, 2016, respectively	(17,371)	(17,375)
Deferred compensation liability	17,371	17,375
Retained earnings	5,945,219	5,695,376
Less treasury stock at cost – 16,807,724 and 16,862,327 shares as of June 30, 2017 and December 31, 2016, respectively	(6,017,606)	(5,906,969)
Total shareholders' equity	1,535,777	1,304,441
Total liabilities and shareholders' equity	$2,918,087	$2,643,943

NVR, Inc.

Operating Activity

(dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,263	2,242	4,388	4,271
North East (2)	361	314	720	655
Mid East (3)	1,145	1,003	2,279	2,060
South East (4)	909	765	1,715	1,475
Total	4,678	4,324	9,102	8,461

Average new order price	$377.0	$383.9	$384.6	$379.9

Settlements (units)
Mid Atlantic (1)	1,976	1,762	3,634	3,217
North East (2)	329	289	597	566
Mid East (3)	947	934	1,672	1,695
South East (4)	665	596	1,270	1,109
Total	3,917	3,581	7,173	6,587

Average settlement price	$386.1	$378.5	$384.8	$374.4

Backlog (units)
Mid Atlantic (1)			4,295	4,191
North East (2)			731	629
Mid East (3)			2,106	1,863
South East (4)			1,681	1,420
Total			8,813	8,103

Average backlog price			$390.9	$385.4

New order cancellation rate	13%	13%	14%	14%
Community count (average)	491	483	488	481
Lots controlled at end of period			83,700	76,300

Mortgage banking data:
Loan closings	$1,041,613	$942,407	$1,884,954	$1,696,247
Capture rate	88%	88%	87%	88%

Common stock information:
Shares outstanding at end of period			3,747,606	3,897,629
Number of shares repurchased	32,840	5,600	83,762	61,988
Aggregate cost of shares repurchased	$73,959	$9,407	$159,506	$96,508

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com